Exhibit 10.4

Amendment No. 2

to

Separation Agreement

March 31, 2020

Reference is hereby made to that certain Separation Agreement between Abeona Therapeutics, Inc. (the “Company”) and Steven Rouhandeh (the “Executive”), dated January 2, 2020 (the “Separation Agreement”).

WHEREAS, the Company and the Executive desire to amend the Separation Agreement, as amended

NOW THEREFORE, the parties hereby agree as follows:

1. The first sentence of Section 1 is hereby amended with the following:

“Your effective date of separation from the Company will be the earlier of (a) June 30, 2020 or (b) the date that the Board appoints a new Executive Chairman of the Company (the “Separation Date”).

ACCEPTED AND AGREED:

Abeona Therapeutics, Inc.

/s/ Mark J. Alvino
By:	Mark J. Alvino
Title:	Chair Comp. Comm

/s/ Steven H. Rouhandeh
Steven H. Rouhandeh